Exhibit 1.01

The Shyft Group, Inc.

Conflict Minerals Report

For the Year Ended December 31, 2020

This report for the calendar year ended December 31, 2020, is presented pursuant to Rule 13p-1 under the Securities Exchange Act of 1934 (the "Rule"). The Rule was adopted by the Securities and Exchange Commission ("SEC") to implement reporting and disclosure requirements related to conflict minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 ("Dodd-Frank Act"). The Rule imposes certain reporting obligations on SEC registrants whose manufactured products contain tantalum, tin, tungsten or gold, which are necessary to the functionality or production of their products. The term "Conflict Minerals" is defined as columbite-tantalite (coltan), cassiterite, gold, wolframite, tantalum, tin, tungsten, and any other mineral or its derivatives determined by the U.S. Secretary of State to be financing conflict in the Democratic Republic of the Congo (DRC) or an adjoining country. The term "3TG" is defined as tantalum, tin, tungsten and gold and their compounds.

If a registrant can establish that the 3TG in their supply chain originated from sources other than the Democratic Republic of the Congo or an adjoining country, as defined by the SEC (the "Covered Countries"), or from recycled and scrap sources, they must submit a Form SD which describes the Reasonable Country of Origin Inquiry ("RCOI") that the registrant completed.

If a registrant has reason to believe that any of the 3TG in their supply chain may have originated in the Covered Countries, or if they are unable to determine the country of origin of those conflict minerals, then the issuer must exercise due diligence on the conflict minerals' source and chain of custody. The registrant must annually submit a Conflict Minerals Report ("CMR") to the SEC that includes a description of those due diligence measures.

Company Overview

Effective June 1, 2020, our corporate name has changed to The Shyft Group, Inc. (f/k/a Spartan Motors, Inc.) (“Shyft Group” or the “Company”). The new corporate name reflects the next phase of our business transformation with an increased focus on higher growth commercial, retail, and service specialty vehicle markets.

We are a niche market leader in specialty vehicle manufacturing and assembly for the commercial vehicle (including last-mile delivery, specialty service and vocation-specific upfit segments) and recreational vehicle industries. Our products include walk-in vans and truck bodies used in e-commerce/parcel delivery, upfit equipment used in the mobile retail and utility trades, luxury Class A diesel motor home chassis and contract manufacturing and assembly services. We also supply replacement parts and offer repair, maintenance, field service and refurbishment services for the vehicles that we manufacture. Our operating activities are conducted through our wholly-owned operating subsidiary, The Shyft Group USA, Inc., with locations in Novi and Charlotte, Michigan; Bristol, Indiana; Waterville, Maine; Ephrata, Pennsylvania; North Charleston, South Carolina; Pompano Beach and West Palm Beach, Florida; Kansas City, Missouri; Montebello, Carson and McClellan Park, California; Mesa, Arizona; Dallas and Weatherford, Texas; and Saltillo, Mexico.

On October 1, 2020, the Company acquired substantially all of the assets and certain liabilities of F3 MFG Inc. through the Company’s subsidiary, The Shyft Group DuraMag LLC (“DuraMag”). DuraMag is a leading aluminum truck body and accessory manufacturer, and DuraMag operations include aluminum manufacturing, finishing, assembly, and installation of DuraMag contractor, service, and van bodies, as well as Magnum branded truck accessories including headache racks (also known as cab protection racks or rear racks). DuraMag operates out of Waterville, Maine and that location is expected to continue to serve as the business’ primary manufacturing and assembly facility for both product lines.

On February 1, 2020, the Company completed its sale of the Emergency Response and Vehicle ("ERV") business. The ERV business consisted of the emergency response cab-chassis and apparatus operations in Charlotte, Michigan, and the Spartan apparatus operations in Brandon, South Dakota; Snyder and Neligh, Nebraska; and Ephrata, Pennsylvania.

Conflict Minerals Policy

The Shyft Group and its subsidiaries endeavor to maintain the highest standards of ethical conduct and integrity in all areas of their business activities.

On August 22, 2012, the U.S. Securities and Exchange Commission adopted final rules to implement reporting and disclosure requirements related to "conflict minerals," as directed by the Dodd-Frank Act.

We are committed to working closely with our supply chain to ensure we fully comply with the requirements set forth in Section 1502 of the Dodd-Frank Act. We have implemented the Organization for Economic Co-operation and Development (OECD) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas and are utilizing the conflict minerals reporting template (CMRT) owned by the Responsible Minerals Initiative (RMI), for exercising due diligence within our supply chain.

We do not knowingly source any product containing Conflict Minerals and we continue to work on our due diligence process in order to verify that the components we source do not contain Conflict Minerals. We have requested that our suppliers commit to responsible sourcing of 3TG used in the production of components supplied to us. We expect our suppliers to have in place policies and due diligence measures that will enable us to reasonably assure that products and components supplied to us containing 3TG are DRC conflict free. Our suppliers will be requested to perform due diligence to determine the source of any 3TG that are contained in the components that they supply to us. Our supplier’s due diligence must include, where applicable, completion of the RMI Conflict Minerals reporting CMRT.

Our conflict minerals policy is posted on our website at http://www.theshyftgroup.com/about-us/supplier-info/

RCOI & Due Diligence

Our due diligence measures have been designed to conform with the framework from the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas and the related Supplements for Gold and for Tin, Tantalum and Tungsten ("OECD Guidance").

Supply Chain

We rely on our direct suppliers to provide information on the origin of the 3TG contained in components and materials supplied to us, including sources of 3TG that are supplied to them from lower tier suppliers. We have requested that our suppliers commit to responsible sourcing of conflict minerals used in the production of components supplied to us. Our suppliers have been requested to perform due diligence to determine the source of any conflict minerals that are contained in the components that they supply to us. Our suppliers' due diligence must include, where applicable, completion of the CMRT. The CMRT was developed to facilitate disclosure and communication of information regarding smelters that provide material to a company's supply chain. It includes questions regarding a company's conflict-free policy, engagement with its direct suppliers, and a listing of the smelters the company and its suppliers use. In addition, the CMRT contains questions about the origin of conflict minerals included in their products, as well as supplier due diligence. Written instructions and recorded training illustrating the use of the tool are available on RMI's website.

For the 2020 reporting year, all of our relevant suppliers were asked to complete the CMRT. This is a requirement set forth in all of our supplier agreements.

Due Diligence Process

We reviewed the components that are included in the specialty vehicles, chassis, and fleet vehicles that we manufacture that could contain 3TG that is necessary to the functionality or production of our products. Our due diligence measures have been designed to conform with the framework in the OECD Guidance.

Step One: Establish Strong Company Management Systems

Internal Team

At our corporate level, we have a cross functional team and a third-party consulting subject matter expert working collaboratively to administer our program. This team is responsible for the corporate Conflict Minerals policy and providing support and instructions on the due diligence measures required to be followed for each of our divisions.

Supplier Engagement

With respect to the OECD requirement to strengthen engagement with suppliers, we have continued with our training program for our suppliers for the 2020 reporting year by developing an instructional document that was provided to all of our suppliers. We will encourage our suppliers to share this information throughout the whole supply chain, all the way to the smelter level. Suppliers will continue to receive education and support from our business unit champions during the RCOI process and on an annual basis.

We have a robust supplier management plan for new and existing suppliers for Conflict Minerals. Existing suppliers must comply with the Shyft Group’s quality manual and Shyft Group Terms and Conditions which includes Conflict Minerals reporting requirements. In addition, we provide annual education materials, supplier CMRT invitations and utilize a third-party software & consulting Conflict Minerals platform. Internal supplier management processes have also been updated to ensure supplier conformance and communication that include Conflict Minerals reporting requirements when a new supplier is selected. As part of the supplier approval process, new suppliers, unless exempt from Conflict Minerals reporting requirements, must provide a completed CMRT prior to being approved as a Shyft Group supplier.

The Shyft Group provides educational materials for suppliers on an annual basis to assist them with their Conflict Minerals reporting compliance. Compliance with all the criteria is dictated in the contract for all Shyft Group suppliers.

Grievance Mechanism

Our website (http://www.theshyftgroup.com/about-us/supplier-info/) contains a link to our Conflict Minerals policy page. Included with our Conflict Minerals policy on our website is a link that can be utilized to contact our Compliance Officer with concerns regarding our Conflict Minerals policy or our use of Conflict Minerals. It is the policy of The Shyft Group that any material communications regarding our Code of Ethics and Compliance or Conflict Minerals received by our Chief Compliance Officer is submitted for review to our Board of Directors.

Step Two: Identify and Assess Risk in the Supply Chain

All of our relevant suppliers were identified for inclusion in our 2020 RCOI. We rely on these suppliers, whose components we believe may contain 3TG, to provide us with information about the source of Conflict Minerals, if any, contained in the components supplied to us. Our direct suppliers are similarly reliant upon information provided by their suppliers.

We assess risk by reviewing the suppliers' answers provided in the CMRT for risk indicators that are identified though our third-party Conflict Minerals platform. Risk indicators identified from the CMRT reports are then communicated back to our suppliers for awareness and continuous improvement for future Conflict Minerals reporting requirements.

Step Three: Design and Implement a Strategy to Respond to Risks

Relevant suppliers are mandated to provide a CMRT for each reporting year. Supplier CMRTs are evaluated against a set list of data quality standards. Any discrepancies identified are logged in an online tool and sent back to the supplier for further investigation and corrective action.

Step Four: Carry Out Independent Third-Party Audit of Supply Chain Due Diligence at Identified Points in the Supply Chain

We do not typically have a direct relationship with 3TG smelters and refiners and do not perform or direct audits of these entities within our supply chain. We do track all smelters that have been audited via the RMI.

Step Five: Report on Supply Chain Due Diligence

We conducted a survey of those suppliers described above using the CMRT. The CMRT was developed to facilitate disclosure and communication of information regarding smelters that provide material to a company's supply chain. It includes questions regarding a company's conflict-free policy, engagement with its direct suppliers, and a listing of the smelters the company and its suppliers use. In addition, the CMRT contains questions about the origin of 3TG included in their products, as well as supplier due diligence. Written instructions and recorded training illustrating the use of the tool is available on RMI's website. The CMRT is being used by many companies in their due diligence processes related to conflict minerals.

It is our goal to continue to work with our suppliers to educate them on all the requirements so that we can have a marked improvement in response rate. For the 2020 reporting year, we received responses from 37 percent of all the suppliers surveyed. The 2020 data collected included the names of 305 entities listed by our suppliers as smelters or refiners. 228 of these entities were identified as validated to be Conflict-Free by the RMI. We compared these facilities to the RMI list of smelters and where a supplier indicated that the facility was certified as Conflict-Free we ensured that the name was listed by RMI.

The large majority of the responses received provided data at a company or divisional level or were unable to specify the smelters or refiners used. We are unable to determine whether any of the 3TG reported by our suppliers were contained in components or parts supplied to us or to validate that any of these smelters or refiners are actually in our supply chain. Requesting that our suppliers complete the CMRT regarding information about 3TG smelters and refiners in our supply chain represents the most reasonable effort we can make to determine the mines or locations of origin of the 3TG in our supply chain.

We are committed to this process and will continue to implement and improve our Conflict Minerals due diligence program. Based on the information obtained pursuant to our RCOI and the due diligence process, we do not have sufficient information to determine the country of origin of the 3TG used in our products.

Based on the information that was provided by the responding suppliers and otherwise obtained through our due diligence process; below is the list of smelters and refiners that were provided by our supply chain. Since reporting was completed at a company level, we are not able to determine with certainty that these are used in our supply chain.

Metal	Smelter Name	Smelter Country	Smelter Identification
Gold	8853 S.p.A.	ITALY	CID002763
Tungsten	A.L.M.T. Corp.	JAPAN	CID000004
Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA	CID002708
Tungsten	ACL Metais Eireli	BRAZIL	CID002833
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA	CID000015
Gold	African Gold Refinery	UGANDA	CID003185
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	CID000019
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES	CID002560
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	BRAZIL	CID003427
Gold	Alexy Metals	UNITED STATES OF AMERICA	CID003500
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	CID000035
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	CID000041
Tin	Alpha	UNITED STATES OF AMERICA	CID000292
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM	CID002703
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL	CID000058
Gold	Argor-Heraeus S.A.	SWITZERLAND	CID000077

Gold	Asahi Pretec Corp.	JAPAN	CID000082
Gold	Asahi Refining Canada Ltd.	CANADA	CID000924
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA	CID000920
Gold	Asaka Riken Co., Ltd.	JAPAN	CID000090
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM	CID002502
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	CID000103
Gold	AU Traders and Refiners	SOUTH AFRICA	CID002850
Gold	Augmont Enterprises Private Limited	INDIA	CID003461
Gold	Aurubis AG	GERMANY	CID000113
Gold	Bangalore Refinery	INDIA	CID002863
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	CID000128
Gold	Boliden AB	SWEDEN	CID000157
Gold	C. Hafner GmbH + Co. KG	GERMANY	CID000176
Gold	C.I Metales Procesados Industriales SAS	COLOMBIA	CID003421
Gold	Caridad	MEXICO	CID000180
Gold	CCR Refinery - Glencore Canada Corporation	CANADA	CID000185
Gold	Cendres + Metaux S.A.	SWITZERLAND	CID000189
Gold	CGR Metalloys Pvt Ltd.	INDIA	CID003382
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	CID000211
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	CID002513
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	CID000228
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA	CID003190
Gold	Chimet S.p.A.	ITALY	CID000233
Tungsten	China Molybdenum Tungsten Co., Ltd.	CHINA	CID002641
Tin	China Tin Group Co., Ltd.	CHINA	CID001070
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	CID000258
Gold	Chugai Mining	JAPAN	CID000264
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	BRAZIL	CID003486
Tin	CRM Synergies	SPAIN	CID003524
Tungsten	Cronimet Brasil Ltda	BRAZIL	CID003468
Tin	CV Ayi Jaya	INDONESIA	CID002570
Tin	CV Venus Inti Perkasa	INDONESIA	CID002455
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA	CID002504
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	CID000343

Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY	CID002867
Gold	Dijllah Gold Refinery FZC	UNITED ARAB EMIRATES	CID003348
Gold	DODUCO Contacts and Refining GmbH	GERMANY	CID000362
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA	CID003356
Gold	Dowa	JAPAN	CID000401
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	CID000359
Gold	Eco-System Recycling Co., Ltd. East Plant	JAPAN	CID000425
Gold	Eco-System Recycling Co., Ltd. North Plant	JAPAN	CID003424
Gold	Eco-System Recycling Co., Ltd. West Plant	JAPAN	CID003425
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM	CID002572
Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)	CID000438
Gold	Emerald Jewel Industry India Limited (Unit 1)	INDIA	CID003487
Gold	Emerald Jewel Industry India Limited (Unit 2)	INDIA	CID003488
Gold	Emerald Jewel Industry India Limited (Unit 3)	INDIA	CID003489
Gold	Emerald Jewel Industry India Limited (Unit 4)	INDIA	CID003490
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	CID002561
Tin	Estanho de Rondonia S.A.	BRAZIL	CID000448
Tantalum	Exotech Inc.	UNITED STATES OF AMERICA	CID000456
Tantalum	F&X Electro-Materials Ltd.	CHINA	CID000460
Tin	Fenix Metals	POLAND	CID000468
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE	CID002515
Tantalum	FIR Metals & Resource Ltd.	CHINA	CID002505
Gold	Fujairah Gold FZC	UNITED ARAB EMIRATES	CID002584
Tungsten	Fujian Ganmin RareMetal Co., Ltd.	CHINA	CID003401
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA	CID002645
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	CID000875
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	CID002315
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	CID002494
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	INDIA	CID002852

Gold	Geib Refining Corporation	UNITED STATES OF AMERICA	CID002459
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CHINA	CID003410
Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA	CID002848
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	CID000942
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	CID000538
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	CID001908
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	CID000555
Tungsten	GEM Co., Ltd.	CHINA	CID003417
Tantalum	Global Advanced Metals Aizu	JAPAN	CID002558
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA	CID002557
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA	CID000568
Gold	Gold Coast Refinery	GHANA	CID003186
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA	CID002243
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	CID001909
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA	CID003116
Gold	Guangdong Jinding Gold Limited	CHINA	CID002312
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	CID000218
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	CID000651
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	CID002547
Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA	CID002548
Tungsten	H.C. Starck Tungsten GmbH	GERMANY	CID002541
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	CID000671
Gold	Heimerle + Meule GmbH	GERMANY	CID000694
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	CID002492
Gold	Heraeus Germany GmbH Co. KG	GERMANY	CID000711
Gold	Heraeus Metals Hong Kong Ltd.	CHINA	CID000707
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA	CID002844
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000766
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	CID000769
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA	CID000773

Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	CHINA	CID003182
Gold	HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF	CID000778
Gold	Industrial Refining Company	BELGIUM	CID002587
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	CID000801
Gold	International Precious Metal Refiners	UNITED ARAB EMIRATES	CID002562
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	CID000807
Gold	Istanbul Gold Refinery	TURKEY	CID000814
Gold	Italpreziosi	ITALY	CID002765
Gold	JALAN & Company	INDIA	CID002893
Gold	Japan Mint	JAPAN	CID000823
Tungsten	Japan New Metals Co., Ltd.	JAPAN	CID000825
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	CID002551
Gold	Jiangxi Copper Co., Ltd.	CHINA	CID000855
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	CID002512
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	CID002321
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA	CID002313
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA	CID001231
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	CID002318
Tantalum	Jiangxi Tuohong New Raw Material	CHINA	CID002842
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	CID002317
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	CID002316
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	CID000914
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	CID000917
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	CID002506
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	CID000937
Gold	K.A. Rasmussen	NORWAY	CID003497
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES	CID002563
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN	CID000956
Gold	Kazzinc	KAZAKHSTAN	CID000957
Tantalum	KEMET de Mexico	MEXICO	CID002539
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA	CID000966
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA	CID000105

Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA	CID000969
Tungsten	KGETS Co., Ltd.	KOREA, REPUBLIC OF	CID003388
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND	CID002511
Gold	Kojima Chemicals Co., Ltd.	JAPAN	CID000981
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	CID002605
Gold	Kundan Care Products Ltd.	INDIA	CID003463
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	CID001029
Gold	L'azurde Company For Jewelry	SAUDI ARABIA	CID001032
Tungsten	Lianyou Metals Co., Ltd.	TAIWAN, PROVINCE OF CHINA	CID003407
Gold	Lingbao Gold Co., Ltd.	CHINA	CID001056
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	CID001058
Gold	L'Orfebre S.A.	ANDORRA	CID002762
Tantalum	LSM Brasil S.A.	BRAZIL	CID001076
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	CID001078
Gold	LT Metal Ltd.	KOREA, REPUBLIC OF	CID000689
Tin	Luna Smelter, Ltd.	RWANDA	CID003387
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	CID001093
Tin	Ma'anshan Weitai Tin Co., Ltd.	CHINA	CID003379
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	CID002468
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	CID001105
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	CID002319
Gold	Marsam Metals	BRAZIL	CID002606
Tungsten	Masan High-Tech Materials	VIET NAM	CID002543
Gold	Materion	UNITED STATES OF AMERICA	CID001113
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	CID001119
Gold	MD Overseas	INDIA	CID003548
Tin	Melt Metais e Ligas S.A.	BRAZIL	CID002500
Tantalum	Meta Materials	NORTH MACEDONIA, REPUBLIC OF	CID002847
Gold	Metal Concentrators SA (Pty) Ltd.	SOUTH AFRICA	CID003575
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA	CID001142
Gold	Metallix Refining Inc.	UNITED STATES OF AMERICA	CID003557
Tin	Metallo Belgium N.V.	BELGIUM	CID002773
Tin	Metallo Spain S.L.U.	SPAIN	CID002774
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	CID001163
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	CID001149

Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	CID001152
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	CID001147
Gold	Metalor Technologies S.A.	SWITZERLAND	CID001153
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA	CID001157
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO	CID001161
Tin	Mineracao Taboca S.A.	BRAZIL	CID001173
Tin	Minsur	PERU	CID001182
Gold	Mitsubishi Materials Corporation	JAPAN	CID001188
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001192
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001193
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	CID002509
Gold	Modeltech Sdn Bhd	MALAYSIA	CID002857
Gold	Morris and Watson	NEW ZEALAND	CID002282
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY	CID001220
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	CID001236
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002573
Gold	NH Recytech Company	KOREA, REPUBLIC OF	CID003189
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA	CID002589
Gold	Nihon Material Co., Ltd.	JAPAN	CID001259
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	CID001277
Tantalum	NPM Silmet AS	ESTONIA	CID001200
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	CID001314
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	CID002517
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	CID002779
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	CID001325
Tin	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)	CID001337
Gold	PAMP S.A.	SWITZERLAND	CID001352
Gold	Pease & Curren	UNITED STATES OF AMERICA	CID002872
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA	CID001362
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	CID002827
Gold	Planta Recuperadora de Metales SpA	CHILE	CID002919
Tin	Pongpipat Company Limited	MYANMAR	CID003208
Tin	Precious Minerals and Smelting Limited	INDIA	CID003409
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	CID001397

Tin	PT Aries Kencana Sejahtera	INDONESIA	CID000309
Tin	PT Artha Cipta Langgeng	INDONESIA	CID001399
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	CID002503
Tin	PT Babel Surya Alam Lestari	INDONESIA	CID001406
Tin	PT Bangka Serumpun	INDONESIA	CID003205
Tin	PT Lautan Harmonis Sejahtera	INDONESIA	CID002870
Tin	PT Menara Cipta Mulia	INDONESIA	CID002835
Tin	PT Mitra Stania Prima	INDONESIA	CID001453
Tin	PT Mitra Sukses Globalindo	INDONESIA	CID003449
Tin	PT Prima Timah Utama	INDONESIA	CID001458
Tin	PT Rajawali Rimba Perkasa	INDONESIA	CID003381
Tin	PT Rajehan Ariq	INDONESIA	CID002593
Tin	PT Refined Bangka Tin	INDONESIA	CID001460
Tin	PT Stanindo Inti Perkasa	INDONESIA	CID001468
Tin	PT Timah Nusantara	INDONESIA	CID001486
Tin	PT Timah Tbk Kundur	INDONESIA	CID001477
Tin	PT Timah Tbk Mentok	INDONESIA	CID001482
Tin	PT Tinindo Inter Nusa	INDONESIA	CID001490
Gold	PX Precinox S.A.	SWITZERLAND	CID001498
Gold	QG Refining, LLC	UNITED STATES OF AMERICA	CID003324
Tantalum	QuantumClean	UNITED STATES OF AMERICA	CID001508
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	CID001512
Gold	Refinery of Seemine Gold Co., Ltd.	CHINA	CID000522
Gold	REMONDIS PMR B.V.	NETHERLANDS	CID002582
Tin	Resind Industria e Comercio Ltda.	BRAZIL	CID002706
Gold	Royal Canadian Mint	CANADA	CID001534
Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA	CID001539
Gold	SAAMP	FRANCE	CID002761
Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA	CID001546
Gold	Safimet S.p.A	ITALY	CID002973
Gold	SAFINA A.S.	CZECHIA	CID002290
Gold	Sai Refinery	INDIA	CID002853
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF	CID001555
Gold	Samwon Metals Corp.	KOREA, REPUBLIC OF	CID001562
Gold	Sancus ZFS (L’Orfebre, SA)	COLOMBIA	CID003529
Gold	SAXONIA Edelmetalle GmbH	GERMANY	CID002777
Gold	Sellem Industries Ltd.	MAURITANIA	CID003540
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN	CID001585

Gold	Shandong Gold Smelting Co., Ltd.	CHINA	CID001916
Gold	Shandong Humon Smelting Co., Ltd.	CHINA	CID002525
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	CID001619
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	CID001622
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	CHINA	CID002527
Gold	Shirpur Gold Refinery Ltd.	INDIA	CID002588
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	CID001736
Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA	CID002516
Tin	Soft Metais Ltda.	BRAZIL	CID001758
Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA	CID001761
Gold	Sovereign Metals	INDIA	CID003383
Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA	CID003153
Gold	Sudan Gold Refinery	SUDAN	CID002567
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	CID001798
Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF	CID002918
Tin	Super Ligas	BRAZIL	CID002756
Gold	T.C.A S.p.A	ITALY	CID002580
Tantalum	Taki Chemical Co., Ltd.	JAPAN	CID001869
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	CID001875
Tantalum	TANIOBIS Co., Ltd.	THAILAND	CID002544
Tantalum	TANIOBIS GmbH	GERMANY	CID002545
Tantalum	TANIOBIS Japan Co., Ltd.	JAPAN	CID002549
Tungsten	TANIOBIS Smelting GmbH & Co. KG	GERMANY	CID002542
Tantalum	Telex Metals	UNITED STATES OF AMERICA	CID001891
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	VIET NAM	CID002834
Tin	Thaisarco	THAILAND	CID001898
Tin	Tin Technology & Refining	UNITED STATES OF AMERICA	CID003325
Gold	Tokuriki Honten Co., Ltd.	JAPAN	CID001938
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	CID001947
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN	CID002615
Gold	Torecom	KOREA, REPUBLIC OF	CID001955
Gold	TSK Pretech	KOREA, REPUBLIC OF	CID003195
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002574

Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	CID001969
Gold	Umicore Precious Metals Thailand	THAILAND	CID002314
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	CID001980
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA	CID001993
Gold	Valcambi S.A.	SWITZERLAND	CID002003
Tin	VQB Mineral and Trading Group JSC	VIET NAM	CID002015
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA	CID002030
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL	CID002036
Gold	WIELAND Edelmetalle GmbH	GERMANY	CID002778
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA	CID002044
Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF	CID002843
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	CID002320
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	CID002082
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	CHINA	CID000616
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	CID002830
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	CID002508
Gold	Yamakin Co., Ltd.	JAPAN	CID002100
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA	CID001522
Gold	Yokohama Metal Co., Ltd.	JAPAN	CID002129
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	CID002158
Gold	Yunnan Copper Industry Co., Ltd.	CHINA	CID000197
Tin	Yunnan Tin Company Limited	CHINA	CID002180
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA	CID003397
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	CID002224

Our efforts to determine the mine or location of origin of the 3TG used in our products consisted of the due diligence measures described in this report. In particular, because independent third-party audit programs validate whether sufficient evidence exists regarding country, mine and/or location of origin of the 3TG that the audited smelter or refiner facilities have processed, we relied on the information made available by such programs for the smelters and refiners in our supply chain. We were unable to ascertain the country of origin and/or chain of custody of all necessary 3TG processed by these facilities for this reporting period.

Planned Steps to Improve Due Diligence

We intend to take the following steps to improve our due diligence program:

1.	Review our supplier list to ensure we are surveying relevant suppliers.
2.	Continue to track supplier responses monthly and report to supply chain team. Escalate suppliers with no-response and/or unacceptable responses to ensure accurate responses.
3.	Begin the CMRT request process sooner to give suppliers more time to update and send CMRT reports.
4.

Continue to work with suppliers to collect a complete list of smelters within The Shyft Group’s supply chain by providing direction to reference the RMI list of smelters when completing their CMRT report.

5.	Train new members on Conflict Mineral’s process and procedures.